For period ending August 31, 2012
Exhibit 77O
File number 811-6292
FORM 10f-3FUND: UBS US Allocation Fund
Name of Adviser or Sub-Adviser UBS Global Asset Management (Americas) Inc.
1.	Issuer: American Capital Agency Corp.
2.	Date of Purchase: March 7, 2012
3.      Date offering commenced: March 7, 2012
4.	Underwriters from whom purchased:  Citigroup
5.	Affiliated Underwriter managing or participating in syndicate: UBS
Investment Bank
6.	Aggregate principal amount or number of shares purchased:  600,000 shares (Firmwide)
7.	Aggregate principal amount or total number of shares of offering:
62,000,000 shares
8.	Purchase price (net of fees and expenses): $29.35
9.	Initial public offering price:  $29.35
10.	Commission, spread or profit:  .35
11.     Have the following conditions been satisfied?	            YES	    NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section
2(a)(16) of the 1940 Act).	                                     X
b.   The securities were purchased prior to the end of the first day on which any sales are made (or if a rights offering, the securities were purchased on or before the fourth day preceding
on which the offering terminated.)	                             X
c.    The securities purchased at a price not more than the
price paid by each other purchaser in the offering.	             X
d.   The underwriting was a firm commitment underwriting.	     X
e.   The issuer of the securities and any predecessor has been
in continuous operation for not less than three years.		     X
f.    The underwriting was a firm commitment underwriting.	     X
g    The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if
applicable) exercises investment discretion did not exceed 25% of
the principal amount of the offering.		                     X
h.   No Affiliated Underwriter benefited directly or indirectly
from the purchase.		                                     X
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated
Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable

Approved:  /s/Jim Malles                       Date:  March 25, 2012
Print Name: Jim Malles

For period ending  August 31, 2012
Exhibit 77O
File number 811-6292
FORM 10f-3FUND: UBS US Allocation Fund
Name of Adviser or Sub-Adviser UBS Global Asset Management (Americas) Inc.
1.	Issuer: Splunk Inc.
2.	Date of Purchase: April 19, 2012
3.      Date offering commenced: April 19, 2012
4.	Underwriters from whom purchased:  Morgan Stanley & Co., Pacific
Crest
5.	Affiliated Underwriter managing or participating in syndicate:
UBS Investment Bank
6.	Aggregate principal amount or number of shares purchased:  151,500 shares (Firmwide)
7.	Aggregate principal amount or total number of shares of offering:
13,500,000 shares
8.	Purchase price (net of fees and expenses): $17.00
9.	Initial public offering price:  $17.00
10.	Commission, spread or profit:  $1.19
11.     Have the following conditions been satisfied?	            YES	    NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section
2(a)(16) of the 1940 Act).	                                     X
b.   The securities were purchased prior to the end of the first day on which any sales are made (or if a rights offering, the securities were purchased on or before the fourth day preceding
on which the offering terminated.)	                             X
c.    The securities purchased at a price not more than the price
paid by each other purchaser in the offering.	                     X
d.   The underwriting was a firm commitment underwriting.	     X
e.   The issuer of the securities and any predecessor has been in
continuous operation for not less than three years.		     X
f.    The underwriting was a firm commitment underwriting.	     X
g    The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if
applicable) exercises investment discretion did not exceed 25% of
the principal amount of the offering.		                     X
h.   No Affiliated Underwriter benefited directly or indirectly
from the purchase.		                                     X
	Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable

Approved:  /s/James Malles			Date:  April 23, 2012
Print Name: James Malles

For period ending  August 31, 2012
Exhibit 77O
File number 811-6292
FORM 10f-3FUND: UBS US Allocation Fund
Name of Adviser or Sub-Adviser UBS Global Asset Management (Americas) Inc.
1.	Issuer: Infoblox Inc.
2.	Date of Purchase: April 19, 2012
3.      Date offering commenced: April 19, 2012
4.	Underwriters from whom purchased:  Morgan Stanley & Co., Pacific Crest
5.	Affiliated Underwriter managing or participating in syndicate:
UBS Investment Bank
6.	Aggregate principal amount or number of shares purchased:  102,500 shares (Firmwide)
7.	Aggregate principal amount or total number of shares of offering:
7,500,000 shares
8.	Purchase price (net of fees and expenses): $16.000
9.	Initial public offering price:  $16.000
10.	Commission, spread or profit:  $1.12
11.     Have the following conditions been satisfied?	            YES     NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section
2(a)(16) of the 1940 Act).	                                     X
b.    The securities were purchased prior to the end of the first day of on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding
the day on which the offering terminated.)	                     X
c.    The securities were purchased at a price not more than the
price paid by each other purchaser in the offering.	             X
d.   The underwriting was a firm commitment underwriting.	     X
e.   The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar
securities during the same period.		                     X
f.   The issuer of the securities and any predecessor has been in
continuous operation for not less than three years.		     X
g    The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if
applicable) exercises investment discretion did not exceed 25% of
the principal amount of the offering.		                     X
h.    No Affiliated Underwriter benefited directly or indirectly
from the purchase.		                                     X
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated
Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Jim Malles			Date:  April 23, 2012
Print Name: Jim Malles

For period ending  August 31, 2012
Exhibit 77O
File number 811-6292
FORM 10f-3FUND: UBS US Allocation Fund
Name of Adviser or Sub-Adviser UBS Global Asset Management (Americas) Inc.
1.	Issuer: Penn Virginia Resource 8.375% due 06/01/2020
2.	Date of Purchase: May 11, 2012
3.      Date offering commenced: May 11, 2012
4.	Underwriters from whom purchased:  RBC Dain Rauscher
5.	Affiliated Underwriter managing or participating in syndicate:
UBS Investment Bank
6.	Aggregate principal amount or number of shares purchased:
$4,000,000.00 (Firmwide)
7.	Aggregate principal amount or total number of shares of
offering: $600,000,000.00
8.	Purchase price (net of fees and expenses): $100.00
9.	Initial public offering price:  $100.00
10.	Commission, spread or profit:  2.5%
11.     Have the following conditions been satisfied?	             YES     NO
a.	The securities are sold in an offering exempt from
registration under Section 4(2) of the Securities Act of 1933,
Rule 144A or Regulation D.	                                      X
b.    The securities are sold to persons reasonably believed to
be qualified institutional buyers (QIBS).	                      X
c.    The securities are reasonably believed to be eligible for
resale to other QIBs                                                  X
d.   The securities were purchased prior to the end of the first day on which any sales are made (or if a rights offering, the securities were purchased on or before the fourth day preceding
on which the offering terminated.)	                              X
e.   The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent
offering.		                                              X
f.    The underwriting was a firm commitment underwriting.	      X
g    The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar
securities during the same period.		                      X
h.    The issuer of the securities and any predecessor has been in
continuous operation for not less than three years.		      X
i.    The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if
applicable) exercises investment discretion did not exceed 25% of
the principal amount of the offering.		                      X
j.    No Affiliated Underwriter benefited directly or indirectly
from the purchase.	                                              X
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated
Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Matthew A. Iannucci			Date:  15 May 2012
Print Name: Matthew A. Iannucci

For period ending August 31, 2012
Exhibit 77O
File number 811-6292
FORM 10f-3FUND: UBS US Allocation Fund
Name of Adviser or Sub-Adviser UBS Global Asset Management (Americas) Inc.
1.	Issuer: ServiceNow Inc.
2.	Date of Purchase: June 28, 2012
3.      Date offering commenced: June 28, 2012
4.	Underwriters from whom purchased: Morgan Stanley & Co.
5.	Affiliated Underwriter managing or participating in syndicate:
UBS Investment Bank
6.	Aggregate principal amount or number of shares purchased:  42,500 shares (firmwide)
7.	Aggregate principal amount or total number of shares of
offering: 11,650,000 shares
8.	Purchase price (net of fees and expenses): $18.000
9.	Initial public offering price:  $18.000
10.	Commission, spread or profit:  $0.756
11.     Have the following conditions been satisfied?	              YES    NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section
2(a)(16) of the 1940 Act).	                                       X
b.    The securities were purchased prior to the end of the first day of on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the
day on which the offering terminated.)	                               X
c.    The securities were purchased at a price not more than the
price paid by each other purchaser in the offering.	               X
d.   The underwriting was a firm commitment underwriting.	       X
e.   The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar
securities during the same period.		                       X
f.   The issuer of the securities and any predecessor has been in
continuous operation for not less than three years.		       X
g    The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable)
exercises investment discretion did not exceed 25% of the principal
amount of the offering.		                                       X
h.    No Affiliated Underwriter benefited directly or indirectly
from the purchase.		                                       X
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Vikram Kalira			Date:  July 9, 2012
Print Name: Vikram Lalira